Exhibit 23.3

HEAD OFFICE: A-6, Maharani Bagh New Delhi-110065 PH.:011-41626470-71, 41328425 FAX: 011-26843073 e-mail –info@bansalco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Caneum, Inc. on Form S-8 (SEC File No. 333-135124) of our report dated April 6, 2007, appearing in the Annual Report on Form 10-KSB of Caneum, Inc., of the Balance Sheet of Continuum Systems Private Limited, Gurgaon (India as of December 31, 2006.

M/s Bansal & Co.
Chartered Accountants

/s/ D. S. Rawat
D. S. Rawat
Partner
M’ship No.-83030
Place: New Delhi
Date: June 29, 2007